Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated of our reports dated February 23, 2007, with respect to the consolidated financial statements of Texas Instruments Incorporated, Texas Instruments Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in the 2006 Annual Report to Stockholders of Texas Instruments Incorporated.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our reports dated February 23, 2007 with respect to the consolidated financial statements of Texas Instruments Incorporated, Texas Instruments Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2006: Registration Statements (Forms S-8) No. 33-42172, No. 33-54615, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-107759, No. 333-107760 and No. 333-107761, No. 333-127021 and Registration Statements (Forms S-3) No. 33-48840, No. 33-39628, No. 333-03571 (as amended), No. 333-93011, and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-87199, No. 333-80157 (as amended), and No. 333-41030 (as amended).

/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Dallas, Texas

February 23, 2007